  EXHIBIT 99.1

Gold Flora, LLC

Condensed Consolidated

Financial Statements

As Of June 30, 2023 And December 31, 2022

And

For The Three and Six Months Ended June 30, 2023 And 2022

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Page(s)

Condensed Consolidated Balance Sheets (Unaudited)	3

Condensed Consolidated Statements of Operations (Unaudited)	4

Condensed Consolidated Statements of Changes in Members’ Deficit (Unaudited)	5 - 6

Condensed Consolidated Statements of Cash Flows (Unaudited)	7

Notes to Condensed Consolidated Financial Statements (Unaudited)	8 – 22

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Gold Flora, LLC Condensed Consolidated Balance Sheets As of June 30, 2023 and December 31, 2022

	June 30, 2023	December 31, 2022
ASSETS	Unaudited	Audited

Current Assets:
Cash and Cash Equivalents	$2,287,658	$5,217,071
Accounts Receivable, Net	1,733,241	2,186,516
Inventory	9,097,663	7,819,652
Notes Receivable	-	47,502
Prepaid Expenses and Other Current Assets	1,720,887	4,399,336

Total Current Assets	14,839,449	19,670,077

Non-Current Assets:
Property and Equipment, Net	27,259,864	25,979,812
Finance Lease Asset	54,567,448	52,172,257
Intangible Assets, Net	36,239,167	37,782,500
Goodwill	11,067,896	11,067,896
Operating Lease Right-of-Use Assets	11,343,148	9,907,085
Deposits	4,319,524	5,346,137

Total Non-Current Assets	144,797,047	142,255,687

TOTAL ASSETS	$159,636,496	$161,925,764

LIABILITIES AND MEMBERS’ DEFICIT

LIABILITIES:
Current Liabilities:
Accounts Payable and Accrued Liabilities	$19,686,391	$13,220,354
Current Portion of Earnout Liability	2,175,000	-
Accrued Interest	3,136,394	2,929,075
Taxes Payable	5,809,887	4,830,803
Due to Related Party	2,005,000	2,005,000
Current Portion of Notes Payable	18,413,218	13,846,582
Current Portion of Convertible Notes Payable	-	15,718,424
Current Portion of Operating Lease Liabilities	522,031	468,564
Current Portion of Finance Lease Liabilities	187,058	161,008

Total Current Liabilities	51,934,979	53,179,810

Non-Current Liabilities:
Notes Payable, Net of Current Portion	15,857,627	17,672,223
Convertible Notes Payable, Net of Current Portion	44,436,862	27,819,721
Earnout Liability, Net of Current Portion	2,200,000	-
Operating Lease Liabilities, Net of Current Portion	11,362,196	9,687,727
Finance Lease Liabilities, Net of Current Portion	72,267,193	68,273,899
Preferred Distributions Payable	8,522,246	7,728,179
Deferred Tax Liability	747,418	1,124,089
Security Deposits	20,000	20,000

Total Non-Current Liabilities	155,413,542	132,325,838

TOTAL LIABILITIES	207,348,521	185,505,648

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT
Member's Equity	43,742,951	43,634,430
Accumulated Deficit	(91,565,496)	(67,388,105)
TOTAL MEMBERS' DEFICIT ATTRIBUTABLE TO THE COMPANY	(47,822,545)	(23,753,675)
Non-Controlling Interest	110,520	173,791

TOTAL MEMBERS' DEFICIT	(47,712,025)	(23,579,884)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$159,636,496	$161,925,764

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

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Gold Flora, LLC Condensed Consolidated Statements of Operations (Unaudited) For the Three and Six Months Ended June 30, 2023 and 2022

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Revenues, net	$14,956,865	$16,742,064	$30,608,530	$33,055,354
Cost of Goods Sold	11,016,953	12,288,272	22,622,568	25,886,569

Gross Profit	3,939,912	4,453,792	7,985,962	7,168,785

Operating Expenses:
Selling, General, and Administrative	8,671,827	6,760,991	17,604,574	14,198,302
Change in Fair Value of Earnout Liability	4,375,000	-	4,375,000	-

Total Operating Expenses	13,046,827	6,760,991	21,979,574	14,198,302

Operating Loss	(9,106,915)	(2,307,199)	(13,993,612)	(7,029,517)

Other Expense:
Interest Expense, Net	4,836,192	4,877,657	9,541,318	9,460,004
Other Expense (Income)	(586,025)	231,563	(1,602,329)	(548,835)

Net Loss Before Income Taxes	(13,357,082)	(7,416,419)	(21,932,601)	(15,940,686)

Income Taxes	(749,160)	(1,072,709)	(1,513,994)	(2,011,197)

Net Loss	(14,106,242)	(8,489,128)	(23,446,595)	(17,951,883)

Net Loss Attributable to Non-Controlling Interest	(44,458)	(71,535)	(63,271)	(105,082)

Net Loss Attributable to Gold Flora, LLC.	$(14,061,784)	$(8,417,593)	$(23,383,324)	$(17,846,801)

Dividend on Preferred Stock	$(399,227)	$(399,227)	$(794,067)	$(794,067)

Net Loss Attributable to Gold Flora, LLC.	$(14,461,011)	$(8,816,820)	$(24,177,391)	$(18,640,868)

Net Loss Per Member Unit - Basic and Diluted	$(0.23)	$(0.14)	$(0.39)	$(0.30)

Weighted Average Number of Units Outstanding - Basic and Diluted	61,932,398	61,933,495	61,934,050	61,874,645

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements (Unaudited).

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Gold Flora, LLC Condensed Consolidated Statements of Changes in Members’ Deficit (Unaudited) For the Three Months Ended June 30, 2023 and 2022

	Number of Units						Total Members' Deficit
	Class B		Class C	Class E			Attributable	Non-	Total
	Founder Units	Investor Units	Investor Units	Participation Units	Members' Capital	Accumulated Deficit	to Gold Flora LLC	controlling Interest	Members' Deficit

BALANCE AS OF March 31, 2022	34,129,000	9,871,000	13,571,863	4,349,544	$43,345,768	$(54,287,375)	$(10,941,607)	$339,477	$(10,602,130)
Distributions, Net	-	-	-	-	(60,424)	-	(60,424)	-	(60,424)
Accrued Preferred Distribution to Members	-	-	-	-	-	(399,227)	(399,227)	-	(399,227)
Share Based Compensation	-	-	-	110,000	150,081	-	150,081	-	150,081
Net Loss	-	-	-	-	-	(8,417,593)	(8,417,593)	(71,535)	(8,489,128)

BALANCE AS OF June 30, 2022	34,129,000	9,871,000	13,571,863	4,459,544	$43,435,425	$(63,104,195)	$(19,668,770)	$267,942	$(19,400,828)

BALANCE AS OF March 31, 2023	34,129,000	9,871,000	13,571,863	4,360,535	$43,787,321	$(77,104,485)	$(33,317,164)	$154,978	$(33,162,186)
Distributions, Net	-	-	-	-	(86,896)	-	(86,896)	-	(86,896)
Accrued Preferred Distribution to Members	-	-	-	-	-	(399,227)	(399,227)	-	(399,227)
Share Based Compensation	-	-	-	-	42,526	-	42,526	-	42,526
Net Loss	-	-	-	-	-	(14,061,784)	(14,061,784)	(44,458)	(14,106,242)

BALANCE AS OF June 30, 2023	34,129,000	9,871,000	13,571,863	4,360,535	$43,742,951	$(91,565,496)	$(47,822,545)	$110,520	$(47,712,025)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements (Unaudited)

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Gold Flora, LLC Condensed Consolidated Statements of Changes in Members’ Deficit (Unaudited) For the Six Months Ended June 30, 2023 and 2022

	Number of Units						Total Members' Deficit
	Class B		Class C	Class E			Attributable	Non-	Total
	Founder Units	Investor Units	Investor Units	Participation Units	Members' Capital	Accumulated Deficit	to Gold Flora LLC	controlling Interest	Members' Deficit

BALANCE AS OF DECEMBER 31, 2021	34,129,000	9,871,000	12,702,421	4,349,544	$40,674,409	$(44,463,327)	$(3,788,918)	$373,024	$(3,415,894)
Distributions, Net	-	-	-	-	(69,593)	-	(69,593)	-	(69,593)
Equity Component of Convertible Debt	-	-	-	-	1,920,500	-	1,920,500		1,920,500
Accrued Preferred Distribution to Members	-	-	-	-	-	(794,067)	(794,067)	-	(794,067)
Shares issued for Stately Penalty - Relief of Liability	-	-	869,442	-	599,915	-	599,915	-	599,915
Share Based Compensation	-	-	-	110,000	310,194	-	310,194	-	310,194
Net Loss	-	-	-	-	-	(17,846,801)	(17,846,801)	(105,082)	(17,951,883)

BALANCE AS OF June 30, 2022	34,129,000	9,871,000	13,571,863	4,459,544	$43,435,425	$(63,104,195)	$(19,668,770)	$267,942	$(19,400,828)

BALANCE AS OF DECEMBER 31, 2022	34,129,000	9,871,000	13,571,863	4,659,544	$43,634,430	$(67,388,105)	$(23,753,675)	$173,791	$(23,579,884)
Contributions, Net	-	-	-	-	10,450	-	10,450	-	10,450
Forfeiture of Participation Units	-	-	-	(299,009)	-	-	-		-
Accrued Preferred Distribution to Members	-	-	-	-	-	(794,067)	(794,067)	-	(794,067)
Share Based Compensation	-	-	-	-	98,071	-	98,071	-	98,071
Net Loss	-	-	-	-	-	(23,383,324)	(23,383,324)	(63,271)	(23,446,595)

BALANCE AS OF June 30, 2023	34,129,000	9,871,000	13,571,863	4,360,535	$43,742,951	$(91,565,496)	$(47,822,545)	$110,520	$(47,712,025)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements (Unaudited)

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Gold Flora, LLC Condensed Consolidated Statements of Cash Flows (Unaudited) For the Six Months Ended June 30, 2023 and 2022

	June 30, 2023	June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(23,446,595)	$(17,951,883)
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Depreciation and Amortization	4,732,095	3,933,583
Noncash Operating Lease Expense	291,873	(14,466)
Noncash Interest Expense on Finance Leases Added to Principal	1,324,687	2,672,337
Gain on Forgiveness of Convertible Debentures	(300,922)	-
Change in Fair Value of Earnout Liability	4,375,000	-
Deferred Income Taxes	(376,671)	434,336
Debt Discount Amortization	17,624	289,429
Debt Issue Cost Amortization	1,199,639	2,067,838
Share-Based Compensation	98,071	310,194
Bad Debt Expense	323,397	26,476
Change in Operating Assets and Liabilities:
Accounts Receivable	129,878	(525,050)
Prepaid Expenses and Other Current Assets	503,449	592,369
Security Deposits	(17,589)	(1,727,200)
Inventory	(1,278,011)	1,401,958
Accounts Payable and Accrued Liabilities	6,466,037	(822,483)
Accrued Interest and Taxes Payable	1,186,403	1,458,091

NET CASH USED IN OPERATING ACTIVITIES	(4,771,635)	(7,854,471)

CASH FLOWS FROM INVESTING ACTIVITIES:
Receipt of Cash from Notes Receivable	47,502	192,645
Purchase of Property and Equipment and Construction Costs	(261,972)	(6,545,113)

NET CASH USED IN INVESTING ACTIVITIES	(214,470)	(6,352,468)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Convertible Notes, Net of Issue Costs	-	10,300,000
Proceeds from Related Party Loan	-	285,000
Repayment of Notes	(2,265,584)	-
Proceeds from Notes	5,000,000	340,927
Principal Repayments of Finance Lease Liability	(688,173)	(28,372)
Payment of Acquisition Payable	-	(10,111,359)
Contributions, Net	10,450	-
Distributions, Net	-	(69,593)
Lease Incentive Payments Received	-	3,695,160

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,056,693	4,411,763

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,929,413)	(9,795,176)
Cash and Cash Equivalents, Beginning of Period	5,217,071	17,455,239

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,287,658	$7,660,063

SUPPLEMENTAL DISCLOSURE FOR CASH FLOW INFORMATION:
Cash Paid for Interest	$8,116,734	$6,281,679
Cash Paid for Taxes	$1,513,994	$2,011,197

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Obtaining Property and Equipment in Exchange for Finance Lease Liabilities	$3,382,830	$228,242
Other Current Assets Reclassed to Property Plant and Equipment	$2,175,000	$-
Notes Receivable Offset with Accrued Expense	$-	$1,551,225
Equity Issued to offset Accrued Expense	$-	$599,915
Equity Component of Convertible Debt	$-	$1,920,500
Recognition of Right-of-Use Assets and Lease Liabilities for Operating Leases	$1,944,966	$-
Accretion of Dividends Payable	$794,067	$794,067
Reclass of Equipment Deposits to Property and Equipment	$1,044,202	$-

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements (Unaudited)

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Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	NATURE OF OPERATIONS

Gold Flora, LLC (“Gold Flora” or the “Company”) is a California limited liability company that was formed on November 15, 2016 and is a vertically integrated single-state operator that, through various subsidiaries, has cultivation, manufacturing, distribution and retail operations in California. While the nature of the Company’s operations is legalized and approved by the State of California, it is considered to be an illegal activity under the Controlled Substances Act of the United States of America (the “CSA”). Accordingly, certain additional risks and uncertainties are present as discussed in the following notes.

On October 1, 2019, the Company and GF Distribution LLC, a subsidiary, entered into an asset purchase and contribution agreement to purchase substantially all assets of Shelf Life Inc. (“SLI”). SLI sold its assets to GF Distribution in exchange to GF Distribution’s obligation to pay up to $5.2 million in cash and SLI contributed the goodwill related to the assets in exchange for a 3.1% membership interest in GF Distribution (represented by 31 Class B membership interests of GF Distribution LLC). The transaction closed on October 1, 2019 as evidenced by the executed Bill of Sale. The Company’s registered office is located at 3165 Red Hill Avenue, Costa Mesa, CA 92626.

On January 11, 2021, the Company entered into an asset contribution agreement to purchase substantially all assets of Stately, a Canadian based company focused on the development and acquisition of cannabis brands in the U.S. Stately contributed primarily cash and a note receivable for an aggregate total of $8,314,456, net of issuance costs. In exchange, the Company issued 8,694,421 Class C units along with a warrant to purchase 2,741,359 Class C units.

On September 30, 2021, the Company closed in one transaction the acquisition of Higher Level of Care Hollister, Inc. and Higher Level of Care, Seaside, Inc. (“Higher Level of Care”). Total consideration was $26,712,732 with $8,792,732 paid in cash, $7,328,000 paid via equity rights in Gold Flora LLC, and $10,592,000 paid via a secured note payable to the sellers of Higher Level of Care.

On December 31, 2021, the Company closed on the acquisition of Captain Kirk Services, Inc. dba Airfield Supply Co. (“Airfield”). Total consideration was $36,458,879 with $10,111,359 to be paid in cash, $2,765,520 paid via Class C units issued by Gold Flora, and $9,990,000 paid via a secured note payable to the sellers of Airfield and a potential earnout of $13,592,000.

On July 7, 2023, the Company completed a reverse merger with TPCO Holding Corp. In connection with the transaction, the Company was deemed to be the accounting acquirer and TPCO Holding Corp. was the legal acquirer, and for the purpose of facilitating the merger, a new entity, Gold Flora Corporation (“GFC”) was formed. Pursuant to the reverse merger, TPCO Holding Corp., Stately Capital Corporation and GFC, amalgamated and GFC acquired all of the issued and outstanding membership units of the Company as well as all of the outstanding shares of Blocker and Blocker2. See Note 15 for further information.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation and Statement of Compliance

The accompanying condensed consolidated financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reflect the accounts and operations of the Company and those of the Company’s subsidiaries in which the Company has a controlling financial interest. Investments in entities in which the Company has significant influence, but less than a controlling financial interest, are accounted for using the equity method.

All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the consolidated financial position of the Company as of June 30, 2023 and December 31, 2022, the consolidated results of operations and cash flows for the six months ended June 30, 2023 and 2022 have been included. The accompanying condensed consolidated financial statements do not include all of the information required for full annual financial statements. Accordingly, certain information, footnotes and disclosures normally included in the annual financial statements, prepared in accordance with GAAP, have been condensed or omitted. The financial data presented herein should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2022 as published in the Management Information Circular for TPCO Holdings, Corp. on May 12, 2023, and the related notes thereto, and have been prepared using the same accounting policies described therein.

Basis of Measurement

These condensed consolidated financial statements have been prepared on the going concern basis, under the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.

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Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Going Concern

Historically, the Company’s primary source of liquidity has been its operations, capital contributions made by members and debt financing. The Company is currently meeting its current operational obligations as they become due from its current working capital and from operations. However, the Company has sustained losses since inception and may require additional capital in the future. As of June 30, 2023 and December 31, 2022, the Company had a total members’ deficit attributable to the Company of $47,822,545 and $23,753,675, respectively, a net loss attributable to the Company of $23,383,324 and $17,846,801 for the six months ended June 30, 2023 and 2022, respectively and net cash used in operating activities of $4,771,635 and $7,854,471, for the six months ended June 30, 2023 and 2022. Because of these factors, there is substantial doubt about the Company’s ability to continue as a going concern.

As of June 30, 2023 and December 31, 2022, the accompanying condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to substantial doubt about the Company’s ability to continue as a going concern.

As described in Note 15, the Company consummated a reverse merger with TPCO Holding Corp. on July 7, 2023, forming Gold GFC. GFC anticipates realizing synergies from this acquisition, as well as plans to reduce operating expenses through various strategic initiatives and aggressive cost-cutting measures which the Company believes will allow it to operate for at least the next twelve months. In addition, GFC plans to raise additional financing if needed to help fund operations. However, there can be no assurance that the Company will be successful in achieving its objectives. These condensed consolidated interim financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to substantial doubt about the Company’s ability to continue as a going concern.

Revenue Recognition

Revenue is recognized by the Company in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
•	Allocate the transaction price to the performance obligation(s) in the contract; and
•	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues consist of wholesale and retail operations of cannabis, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer. Revenues, net, are disaggregated for the three and six months ended June 30, 2023 and 2022 as follows:

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Wholesale	$2,686,193	$2,226,202	$5,763,771	$4,033,314
Retail	12,270,672	14,515,862	24,844,759	29,022,040
	$14,956,865	$16,742,064	$30,608,530	$33,055,354

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Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company has a customer loyalty program whereby customers are awarded points with online delivery purchases. Once a customer achieves a certain point level, points can be used to pay for the purchase of product, up to a maximum number of points per transaction. Points expire after six months of no activity in a customer’s account.

Unredeemed awards are recorded as deferred revenue. At the time customers redeem points, the redemption is recorded as an increase to revenue. Deferred revenue is included in other accrued expenses within accounts payable and accrued liabilities.

The Company’s Return Policy conforms to the Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”), which was signed into law in September 2017 and creates the general framework for the regulation of commercial medicinal and adult-use cannabis in California. The Company determined that no provision for returns or refunds was necessary at June 30, 2023 and December 31, 2022.

New and Revised Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) effective from December 15, 2022 for non-public business entities, which replaces the incurred loss model with a current expected credit loss (“CECL”) model and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. This standard applies to financial assets, measured at amortized cost, including loans, held-to-maturity debt securities, net investments in leases and trade accounts receivable. The guidance must be adopted using a modified retrospective transition method through a cumulative-effect adjustment to retained earnings in the period of adoption. The Company adopted this ASUC Effective January 1, 2023. The Adoption did not have a material effect on its condensed consolidated financial statements.

On March 27, 2023, the FASB issued ASU 2023-01, which amends certain provisions of ASC 842 that apply to arrangements between related parties under common control. Specifically, the ASU 2023-01 offers private companies, as well as not-for-profit entities that are not conduit bond obligors, a practical expedient that gives them the option of using the written terms and conditions of a common-control arrangement when determining whether a lease exists and the subsequent accounting for the lease, including the lease’s classification and amends the accounting for leasehold improvements in common-control arrangements for all entities. ASU 2023-01 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted in any annual or interim period as of the beginning of the related fiscal year. The Company is currently evaluating the adoption date and impact, if any, adoption will have on the Company’s consolidated financial statements.

Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (“COVID-19”) as a pandemic. COVID‑19 continues to impact the U.S. and other countries across the world, and the duration and severity of its effects remain unknown. The Company continues to implement and evaluate actions to maintain its financial position and support the continuity of its business and operations in the face of this pandemic and other events.

The Company’s priorities during the COVID-19 pandemic continue to be protecting the health and safety of its employees and its customers, following the recommended actions of government and health authorities. In the future, the pandemic may cause reduced demand for the Company’s products and services if, for example, the pandemic results in a recessionary economic environment or potential new restrictions on business operations or the movement of individuals.

The COVID-19 outbreak in the United States has caused business disruption both to the Company and throughout its customer base and supply chain through mandated and voluntary closings of many businesses. While this disruption is expected to negatively impact The Company’s operating results, the related financial impact and duration cannot be reasonably estimated at this time. The Company has taken and continues to take important steps to protect its employees, customers and business operations since the beginning of the pandemic.

The Company has incurred incremental costs to implement proactive measures to prevent the spread of COVID-19. Additionally, the Company closely monitors its supply chain and third-party product availability in light of the pandemic. To date, the business has not experienced negative consequences due to interruptions in its supply chain. However, the Company continues to undertake preemptive measures to ensure alternate supply sources as needed.

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Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

3.	INVENTORY

As of June 30, 2023 and December 31, 2022, inventory consists of the following:

	June 30, 2023	December 31, 2022

Raw Materials	$211,959	$324,192
Work in Progress	5,086,568	3,430,249
Finished Goods	3,799,136	4,065,211

Total Inventory	$9,097,663	$7,819,652

4.	PROPERTY, PLANT AND EQUIPMENT

As of June 30, 2023 and December 31, 2022, property, plant and equipment consist of the following:

	June 30, 2023	December 31, 2022

Machinery and Equipment	$13,225,762	$4,459,776
IT Equipment	3,304,673	3,472,158
Vehicle	607,783	607,783
Leasehold Improvements	18,922,539	14,380,141
Furniture and Fixtures	541,816	472,734
Assets Under Construction	1,641,466	11,530,767

Total Property and Equipment, Gross	38,244,039	34,923,359
Less: Accumulated Depreciation and Amortization	(10,984,175)	(8,943,547)

Total Property and Equipment, Net	$27,259,864	$25,979,812

Assets under construction represent construction in progress related to both cultivation, distribution and extraction facilities not yet completed or otherwise not ready for use.

Depreciation and amortization expense for the three and six months ended June 30, 2023 totaled $1,339,898 and $2,201,122, respectively of which $966,036 and $1,398,728 respectively, is included in cost of goods sold. Depreciation and amortization expense for the three and six months ended June 30, 2022 totaled $715,743 and $1,381,178, respectively of which $340,544 and $674,675 respectively, is included in cost of goods sold.

5.	INTANGIBLE ASSETS

As of June 30, 2023 and December 31, 2022, intangible assets consist of the following:

	June 30, 2023	December 31, 2022

Trade Name	$5,800,000	$5,800,000
Licenses	35,000,000	35,000,000
Non-Compete	450,000	450,000

Total Intangible Assets, Gross	41,250,000	41,250,000
Less: Accumulated Amortization	(5,010,833)	(3,467,500)

Total Intangible Assets, Net	$36,239,167	$37,782,500

For the three and six months ended June 30, 2023, the Company recorded amortization expense related to intangible assets of $771,667 and $1,543,333, respectively. For the three and six months ended June 30, 2022, the Company recorded amortization expense related to intangible assets of $771,667 and $1,564,584, respectively. Additionally, during the six months ended June 30, 2023, management noted no indications of impairment on its intangible assets.

- 11 -

Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

6.	GOODWILL

As of June 30, 2023 and December 31, 2022, goodwill consists of the following.

Balance as of June 30, 2023 and December 31, 2022	$11,067,896

Goodwill is assigned to the reporting unit, which is the operating segment level or one level below the operating segment. Goodwill arises when the purchase price for acquired businesses exceeds the fair value of tangible and intangible assets acquired less assumed liabilities. Goodwill is reviewed annually for impairment or more frequently if impairment indicators arise. The goodwill impairment test compares the fair value of a reporting unit with its carrying amount. The amount by which the carrying amount exceeds the reporting unit’s fair value is recognized as a goodwill impairment loss. The Company conducts its annual goodwill impairment assessment as of the last day of the fiscal year. As of June 30, 2023, management noted no indications of impairment on its goodwill.

7.	LEASES

Operating Leases

The Company leases certain business facilities from related parties and third parties under non-cancellable operating lease agreements that specify minimum rentals. The operating leases require monthly payments ranging from $2,000 to $100,500 and expire through September 2036. Certain lease monthly payments may escalate up to 5.0% each year. In such cases, the variability in lease payments is included within the current and noncurrent operating lease liabilities.

Finance Leases

The Company has certain finance leases from third parties and related parties as of June 30, 2023 and December 31, 2022 for property Desert Hot Springs, CA, Long Beach, CA, Commerce, CA, Corona, CA, and certain vehicle finance leases, with up to 30 years terms.

During the six months ended June 30, 2023, the Company entered into a lease agreement for property in Corona, CA with a related party. The lease was determined to be a finance lease, as such the Company recorded a finance lease asset and finance lease liability of $3,382,830.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease.

The below are the details of the lease cost and other disclosures regarding the Company’s leases for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Finance Lease Cost
Amortization of Finance Lease Right-of-Use Assets	$503,267	$562,820	$987,639	$987,821
Interest on Lease Liabilities	2,601,691	2,273,850	5,175,843	4,478,974
Sublease (Income)	(598,181)	(581,915)	(1,231,575)	(1,152,467)
Operating Lease Cost	591,366	514,789	1,182,665	1,029,577

Total Lease Expenses	$3,098,143	$2,769,544	$6,114,572	$5,343,905

Cash Paid for Amounts Included in the Measurement of Lease Liabilities:
Financing Cash Flows from Finance Lease, Principal Payment	$24,308	$14,408	$688,173	$28,372
Financing Cash Flows from Finance Lease, Interest Payment	$2,307,650	$1,340,802	$3,694,038	$1,904,257
Operating Cash Flows from Operating Leases, Gross	$487,089	$416,929	$973,469	$850,818
Cash Received for Lease Incentive Payments	$-	$681,280	$-	$3,695,160
Non-Cash Additions to Right-of-Use Assets and Lease Liabilities:
Recognition of Right-of-Use Assets for Finance Lease	-	$167,009	$3,382,830	$228,242
Recognition of Right-of-Use Assets for Operating Leases	$-	$-	$1,944,966	$-

			June 30, 2023	December 31, 2022
Weighted-Average Remaining Lease Term (Years) - Finance Leases			26.41	26.91
Weighted-Average Remaining Lease Term (Years) - Operating Leases			9.35	9.85
Weighted-Average Discount Rate - Finance Leases			14.15%	14.58%
Weighted-Average Discount Rate - Operating Leases			12.57%	12.57%

- 12 -

Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

8.	NOTES PAYABLE

As of June 30, 2023 and December 31, 2022, notes payable consist of the following:

	June 30, 2023	December 31, 2022

Promissory note, dated October 1, 2019, related to the acquisition of Shelf Life Inc which matured on December 31, 2022 and bears no interest.	$5,200,000	$5,200,000

Line of credit with The Parent Company.	5,000,000	-

Airfield acquisition note payable, bearing interest at 8% per year, with twelve quarterly payments of principal and interest beginning on the fifteenth month following December 31, 2021 and maturing on December 31, 2025.	9,912,372	10,813,497

Equipment loan, bearing interst at 9.5% per year plus the Secured Overnight Financing Rate but not less than 2.99% or more than 5.5% ("SOFR"), plus a service fee of 2%, and secured by substantially all assets of the Company. Principal and interest is to be paid monthly of $140,462 plus the SOFR payment with the balance of principal due on maturity, December 14, 2025.	3,539,500	4,000,000

Higher Level of Care acquisition note payable, bearing interest at 8% per year, with twelve quarterly payments of principal and interest beginning on the fifteenth month following September 30, 2021 and maturing on September 30, 2025.	9,356,085	10,291,694

Promissory notes, dated in May 2020, related to the Paycheck Protection Program ("PPP") which matured in May 2022 and bear 1% interest with interest and principal payments due monthly.	1,294,221	1,294,221

Other	69,578	37,928

Total Notes Payable	$34,371,756	$31,637,340
Less: Unamortized Discount Due to Imputed Interest	(100,911)	(118,535)

	34,270,845	31,518,805
Less: Current Portion of Notes Payable	(18,413,218)	(13,846,582)

Notes Payable, Net of Current Portion	$15,857,627	$17,672,223

During the six months ended June 30, 2023, TPCO Holding Corp. entered into an arrangement to provide funding to the Company with principal amounts of up to $5,000,000. During the six-months ended June 30, 2023, the Company advanced $5,000,000 of the committed funding. The note was secured by certain assets of the Company, bore interest at 10% per annum and is payable in full on maturity, which is 90 days from the termination of the reverse merger agreement discussed in Note 15.

The Company entered into the Paycheck Protection Program (“PPP”) loans based on information available at the time. Subsequent to the receipt of funds, it was determined that the Company may not be eligible under the related program. The Company is in the process of evaluating options regarding the PPP loans.

The Company is currently in active litigation with Shelf Life Inc. (“SLI”). At this time, the Company does not believe that any amounts are due under the note to SLI. The Company believes the litigation will be resolved in the second half of 2023.

See discussion of related party loans in Note 11.

- 13 -

Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

9.	CONVERTIBLE NOTES PAYABLE

As of June 30, 2023 and December 31, 2022, convertible notes payable consist of the following:

	June 30, 2023	December 31, 2022

Convertible Notes Payable	$48,495,563	$47,786,487
Less: Unamortized Discount Due to Imputed Interest	(4,058,701)	(4,248,342)

	44,436,862	43,538,145

Less: Current Portion of Convertible Notes Payable	-	(15,718,424)
		.
Convertible Notes Payable, Net of Current Portion	$44,436,862	$27,819,721

1st Financing Round

On June 14, 2019, the Company completed a private placement with investors for up to $15,000,000 of unsecured convertible debenture units (“CD Units”). Each CD Unit is comprised of (i) one US$1,000 principal amount unsecured convertible debenture (a “CD”) which is automatically convertible into Class C membership interest units of the Company (“LLC Units”) or the securities of a resulting issuer upon the completion of a Liquidity Event; and (ii) a warrant (an “LLC Warrant”) of the Company to purchase that number of LLC Units equal to the issued CDs divided by the CDs conversion price. Otherwise, the CDs mature on the second anniversary of issuance. A Liquidity Event means a transaction such as a public offering by the Company with minimum gross proceeds of $20,000,000 or a merger or similar transaction with a concurrent financing with minimum gross proceeds of $20,000,000 in each case that results in the Company’s LLC Units or the securities of the resulting issuer being listed on a recognized stock exchange. A Liquidity Event also includes transactions such as the sale of the Company’s assets or a tender offer whereby the holders of the LLC Units receive case or publicly listed securities on a recognized securities exchange.

The CDs conversion price (the “Conversion Price”) is the lesser of (i) the price that is a 25% discount of the Liquidity Event price or (ii) the price determined based on a pre-money enterprise value of $65,000,000 based on the fully-diluted in-the-money membership units of the Company measured immediately prior to the time of the Liquidity Event (which has an indicative price of $1.48). The CDs bear interest of 8% which is payable semi -annually and matures two years from issuance. Any accrued but unpaid interest is to be paid in cash.

The LLC Warrants have an exercise price to acquire each LLC unit that is 35% greater than the CD conversion price. The LLC Warrants will be exercisable commencing on the date of a Liquidity Event and through the subsequent 24 months subject to customary anti-dilution and change of control provisions. Additionally, the LLC Warrants expire on the second anniversary date of the CDs if a Liquidity Event has not occurred.

The Company’s international investors indirectly invest in CD Units through a direct investment in units (the “Blocker Units”) of a special purpose U.S. finance corporation (the “Blocker”). Each Blocker Unit consisted of (i) one share of the Blocker (a “Blocker Share”), and (ii) one warrant (a “Blocker Warrant”) to purchase that number of shares of the Blocker equal to the dollar amount issued divided by the Conversion Price. The Blocker and its related Blocker Share and Blocker Warrant are not consolidated into the Company’s financial statements.

Additionally, as part of the fees paid to the broker for the financing, broker warrants (“Broker Warrants”) were issued which consisted of an LLC Unit and an LLC Warrant (collectively, “Broker Unit”). The number of Broker Warrants issued is equal to 7.0% of the gross proceeds of CDs with an exercise price equal to the Conversion Price.

If a Liquidity Event does not occur 12 months after the issuance, 10% additional CD Units or Blocker Units, as applicable, are issued to original investor for no additional consideration (the “Additional Securities”). The Additional Securities were issued on June 14, 2020.

In July and August of 2020, the Company offered to the holders of the CDs a debenture exchange whereby $15,418,000 convertible debentures with the exact same terms as the CDs except with a maturity date of June 13, 2022 (the “Exchanged CD”) were exchanged for $15,418,000 of CDs. The exchange was effective January 1, 2021. The warrants were not exchanged or extended.

- 14 -

Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

9.	CONVERTIBLE NOTES PAYABLE (Continued)

Pursuant to ASC 480 - Distinguishing Liabilities from Equity and ASC 815 – Derivatives and Hedging, the Company classified the LLC Warrants and Broker Warrants within equity.

In June 2021, all of the issued warrants expired unexercised.

During the year ended December 31, 2022, the Company offered to the holders of the Exchanged CDs a debenture exchange whereby $9,213,000 convertible debentures with the exact same terms as the Exchanged CDs except with a maturity date of September 30, 2023, and the addition of 6% additional interest per year payable in kind, and $6,205,000 convertible debentures with the exact same terms as the Exchanged CDs except with a maturity date of December 31, 2023, and the addition of a conversion feature at a conversion price of $1.48 at the option of the holder prior to maturity and a liquidity event. As of June 30, 2023 and December 31, 2022, the related unamortized debt discount was nil and nil, respectively.

As a result of the reverse merger with TPCO Holding Corp. , subsequent to June 30, 2023, the principal balances of the 1st financing round convertible notes automatically converted into equity of GFC, see Note 15 for further information.

2nd Financing Round

Between February 2021 through April 2021, the Company entered into unsecured convertible debenture units (“CD2 Units”) agreements with investors for up to $12,000,000. Each CD2 Unit is comprised of (i) one US$1,000 principal amount unsecured convertible debenture (“CD2”) which is automatically convertible into LLC Units upon completion of a liquidity event or convertible at the holder’s option immediately prior to maturity; and (ii) a warrant (“LLC Warrant2”) to purchase that number of units equal to one-half of the dollar amount issued divided by the conversion price of LLC Units. Otherwise, the CD2s mature on the 3rd anniversary of issuance. The total CD2s issued were $11,755,000 and warrants to purchase an aggregate of 4,778,455 Class C Units.

The CD2s conversion price (the “Conversion Price2”) is the lessor of (i) the price that is a 25% discount of the liquidity event price and (ii) $1.64 per LLC unit. The CD2s bear interest of 8% which is payable semi-annually and matures February 24. 2024. The CD2s also contain a conversion feature at the option of the holder with a conversion price of $1.64 per LLC unit. A Liquidity Event means a transaction such as a public offering by the Company with minimum gross proceeds of $20,000,000 or a merger or similar transaction with a concurrent financing with minimum gross proceeds of $20,000,000 in each case that results in the Company’s LLC Units or the securities of the resulting issuer being listed on a recognized stock exchange. A liquidity event also includes transactions such as the sale of the Company’s assets or a tender offer whereby the holders of the LLC Units receive case or publicly listed securities on a recognized securities exchange. Any accrued but unpaid interest is to be paid in cash. However, in the event of an optional conversion, the Company may, in its sole discretion, determine if the accrued and unpaid interest will be paid in cash or is considered part of the amount eligible to be converted in the optional conversion.

The LLC Warrant2s have an exercise price to acquire each LLC unit that is 35% greater than the CD2 conversion price. The LLC Warrant2s are adjusted for certain events specified in the LLC Warrant2 agreement. The LLC Warrant2s will be exercisable on the date of a Liquidity Event for 24 months subject to customary anti-dilution and change of control provisions. The LLC Warrant2s expire on the maturity date of the CD2s if a Liquidity Event has not occurred.

The Company’s international investors indirectly invest in CD2 Units through a direct investment in units (the “Blocker2 Units”) of GF Investco2 Inc., a special purpose Nevada finance corporation (the “Blocker2”).

Each Blocker2 Unit will consist of (i) one share of the Blocker2 (a “Blocker2 Share”), and (ii) one warrant (a “Blocker2 Warrant”) to purchase that number of shares of the Blocker2 equal to one-half the dollar amount issued divided by the Conversion Price. The Blocker2 and its related Blocker2 Share and Blocker2 Warrant are not consolidated into the Company’s financial statements.

Since a Liquidity Event did not occur 12 months after the issuance, 10% additional CD2s or Blocker2 Shares, as applicable, and 10% additional LLC Warrant2s and Blocker2 Warrants, as applicable, are issued to the original investor for no additional consideration (“Additional Security2”). The Additional Security2s were issued on February 24, 2022, consisting of an aggregate of $1,155,500 of CD2s or Blocker2 Shares, as applicable, and 628,494 LLC Warrant2s and Blocker2 Warrants, as applicable.

- 15 -

Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

9.	CONVERTIBLE NOTES PAYABLE (Continued)

Pursuant to ASC 480 – Distinguishing Liabilities from Equity and ASC 815 – Derivatives and Hedging, the Company classified the LLC Warrants and Broker Warrants within equity. The relative fair value of the Warrant2s and Blocker2 Warrants was $2,937,702 and was recognized within members’ capital and as a reduction in the value of the CD2s and Blocker2s as a debt discount on the Company’s condensed consolidated balance sheet. At June 30, 2023 and December 31, 2022, unamortized debt discount related to the Warrant2s, Blocker2 Warrants, and Additional Security2 was $1,505,490 and $1,328,324, respectively, with $1,000,794 and $466,673 as interest expense during the six months ended June 30, 2023 and 2022, respectively.

As a result of the reverse merger with TPCO Holding Corp., subsequent to June 30, 2023, the principal balances of the 2nd financing round convertible notes automatically converted into equity of GFC, see Note 15 for further information.

Higher Level of Care Financing

On November 5, 2021, the Company entered into unsecured convertible debenture units (“CDH Units”) agreements with investors for $8,200,000. Each CDH Unit is comprised of (i) one $1,000 principal amount unsecured convertible debenture (“CDH”) which is automatically converted into the Company’s Class F LLC Units upon completion of a liquidity event (“Auto Conversion”) or convertible at the holder’s option immediately prior to maturity (“Optional Conversion”); and (ii) a warrant (“LLC WarrantH”) to purchase that number of Class F units. Otherwise, the CDHs mature on the 3rd anniversary of issuance. The total LLC WarrantHs issued was 4,969,200 as part of the CDH Units.

The CDHs conversion price is the lessor of (i) the price that is a 25% discount of the Liquidity Event price and (ii) $1.65 per Class F LLC unit. Under the Optional Conversion feature, the CDHs conversion price is $1.65 per Class F LLC unit. The CDH bear interest of 8% which is payable semi -annually in cash or Class F LLC units and matures November 5. 2024. Any accrued but unpaid interest is to be paid in cash. However, in the event of an Optional Conversion, the Company may, in its sole discretion, determine if the accrued and unpaid interest will be paid in cash or is considered part of the amount eligible to be converted in the Optional Conversion.

The LLC WarrantHs have an exercise price of $2.00 each. The LLC WarrantHs will be exercisable from issuance through the 4th anniversary, November 5, 2025, subject to customary anti-dilution and change of control provisions. The Company may accelerate the expiration date of the Warrants, if the LLC Class F units are listed on an exchange and its 10-day VWAP is greater than $4.00 for 20 consecutive trading days (“Accelerated Expiration Trigger”), to be 90-days following the Accelerated Expiration Trigger. The exercise price of the LLC Warrants are adjusted if the Company issues LLC Units at less than 95% of the fair market value of such LLC Class F units, the WarrantHs exercise price will be multiplied by the fraction where the numerator shall be the total number of Class F Units outstanding on such record date plus the number of Class F Units equal to the number arrived at by dividing the aggregate price of the total number of additional Class F Units offered by the fair market value, and the denominator shall be the total number of Class F Units outstanding on such record date plus the total number of additional Class F Units offered for subscription or purchase (“Adjustment Provision”).

If a liquidity event does not occur 12 months after the issuance, 10% additional CDHs and LLC Warrants (“Additional SecurityH”), are issued to original investor for no additional consideration. The Additional SecurityHs were issued in November 2022 and was recorded as additional debt discount.

Pursuant to ASC 480 – Distinguishing Liabilities from Equity and ASC 815 – Derivatives and Hedging, the Company classified the LLC WarrantHs within equity. At June 30, 2023 and December 31, 2022, the unamortized debt discount related to the LLC WarrantHs and Additional SecuriiyH was $965,630 and $229,921, respectively, with $97,371 and $550,438 recognized as interest expense during the six months ended June 30, 2023 and 2022, respectively.

Airfield Financing

On February 8, 2022 and February 23, 2022, the Company entered into unsecured convertible debenture units (“CDA Units”) agreements with investors for $10,100,000 in aggregate. Each CDA Unit is comprised of (i) one $1,000 principal amount unsecured convertible debenture (“CDH”) which is automatically converted into the Company’s Class F LLC Units upon completion of a liquidity event (“Auto Conversion”) or convertible at the holder’s option immediately prior to maturity (“Optional Conversion”); and (ii) a warrant (“LLC WarrantA”) to purchase that number of Class F units. Otherwise, the CDAs mature on the 3rd anniversary of issuance. The total LLC WarrantAs issued was 6,120,600 as part of the CDA Units.

- 16 -

Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

9.	CONVERTIBLE NOTES PAYABLE (Continued)

The CDAs conversion price is the lessor of (i) the price that is a 25% discount of the Liquidity Event price and (ii) $1.65 per Class F LLC unit. Under the Optional Conversion feature, the CDAs conversion price is $1.65 per Class F LLC unit. The CDAs bear interest of 8% which is payable semi -annually in cash or Class F LLC units and matures February 2025. Any accrued but unpaid interest is to be paid in cash. However, in the event of an Optional Conversion, the Company may, in its sole discretion, determine if the accrued and unpaid interest will be paid in cash or is considered part of the amount eligible to be converted in the Optional Conversion.

The LLC WarrantAs have an exercise price of $2.00 each or 90% of the 10-day VWAP of the Company’s publicly traded shares, if a liquidity event occurs and if an earnout-payment related to its acquisition of Airfield is made in the Company’s publicly traded shares. The LLC WarrantAs will be exercisable from issuance through the 4th anniversary, February 2026, subject to customary anti-dilution and change of control provisions. The Company may accelerate the expiration date of the Warrants, if the LLC Class F units are listed on an exchange and its 10-day VWAP is greater than $4.00 for 20 consecutive trading days (“Accelerated Expiration Trigger”), to be 90-days following the Accelerated Expiration Trigger. The exercise price of the LLC WarrantAs are adjusted if the Company issues LLC Units at less than 95% of the fair market value of such LLC Class F units, the WarrantAs exercise price will be multiplied by the fraction where the numerator shall be the total number of Class F Units outstanding on such record date plus the number of Class F Units equal to the number arrived at by dividing the aggregate price of the total number of additional Class F Units offered by the fair market value, and the denominator shall be the total number of Class F Units outstanding on such record date plus the total number of additional Class F Units offered for subscription or purchase (“Adjustment Provision”).

If a liquidity event does not occur 12 months after the issuance, 10% additional CDAs and LLC WarrantAs (“Additional SecurityA”), are issued to original investor for no additional consideration. Additional SecurityHs were issued in February 2023, which consist of $1,010,00 of CDAs and 612,060 LLC WarrantAs and was recorded as additional debt discount.

Pursuant to ASC 480 – Distinguishing Liabilities from Equity and ASC 815 – Derivatives and Hedging, the Company classified the LLC WarrantAs within equity. At June 30, 2023 and December 31, 2022, the unamortized debt discount related to the LLC WarrantAs and Additional SecurityA was $1,587,581 and $647,831, respectively, with $94,601 and $610,906 recognized as interest expense during the six months ended June 30, 2023 and 2022, respectively.

10.	MEMBERS’ EQUITY

Authorized Units

Each member’s interest in the Company, including the member’s interest in income, gains, losses, deductions and expenses of the Company, is represented by units (“LLC Units”), which are further divided by Class from A through F. Upon a liquidation event, LLC Units are generally entitled to their pro-rata portion of net assets based on total equity instruments then outstanding to reduce the holders invested capital to zero and any remaining is shared pro rata share among the member LLC units holders. The Company is authorized to issue unlimited LLC Units.

There is an 8% simple non-compounded return to the holders of Class B Units. The Company has determined it is obligated to pay such amount, and accordingly accrues the return on the basis of outstanding investment amount quarterly.

Issued and Outstanding

57,571,863 and 57,571,863 Membership Units were issued and outstanding at June 30, 2023 and December 31, 2022, respectively.

During the six months ended June 30, 2023 and 2022, the Company recorded an accretion of accrued preferred distributions payable to the members of the Company for $794,067 and $794,067, respectively.

Employee Profits Interest

The Company issues Class E Units to new or existing Members in exchange for services performed or to be performed on behalf of the Company (“Profits Interest Units”); The Profits Interest Units are not allowed to constitute more than 15% of the total outstanding LLC Units. Members receiving Profits Interest Units are not entitled to make capital contributions with respect to the Profits Interest Units.

- 17 -

Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

10.	MEMBERS’ EQUITY (Continued)

Share based compensation expense was $98,081 and $310,194 during the six months ended June 30, 2023 and 2022, respectively. The Class E Units have accelerated vesting upon a liquidity event. Accordingly, the unrecognized compensation expense for Profits Interests Units of $468,920 as of June 30,2023 will be recognized in July 2023, see Note 15. In addition, all outstanding Class E Units at the date of merger were converted to common shares of GFC, See Note 15. Grant date fair value was $1.21 and $1.49 per unit as of June 30, 2023 and December 31, 2022, respectively and had no intrinsic value. The Company recognizes forfeitures when they occur.

The following table summarizes the issued and outstanding Profits Interest Units:

	Issued and Outstanding	Vested

Balance as of December 31, 2022	4,360,535	3,069,490
Vested	-	145,457

Balance as of June 30, 2023	4,360,535	3,214,947

There was no profit interest granted during the six months ended June 30, 2023.

Warrants

A reconciliation of the beginning and ending warrants outstanding is as follows:

	Number of Warrants Outstanding				Weighted - Average
	Class C LLC Units	Class F LLC Units	Total	Vested	Exercise Price

Balance as of December 31, 2022	9,784,803	11,586,720	21,371,523	5,344,200	$1.75

Issued	-	612,060	612,060	-	$2.00

Expired	(264,765)	-	(264,765)	-	$1.64

Balance as of June 30, 2023	9,520,038	12,198,780	21,718,818	5,344,200	$1.75

At June 30, 2023 and December 31, 2022, the weighted-average remaining term and aggregate intrinsic value for the outstanding warrants was 1.7 years and nil, and 2.4 years and nil, respectively.

11.	RELATED PARTIES

Expenses incurred and contributions received from related parties, and amounts due to and (due from) related parties, which are included as components of accounts payable and accrued liabilities or (accounts receivables) in the accompanying condensed consolidated balance sheets as of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and 2022 are as follows:

			Incurred (Received)		Due To (From)
Related Party Name	Relationship	Nature of Transactions	June 30, 2023	June 30, 2022	June 30, 2023	December 31, 2022
127 Radio Road Partners, LLC	Managed by Gold Flora Capital LLC	Facility Rent	$138,420	$-	$6,410	$-
BlackStar Contractors Inc.	Common Control	Construction of Facilities	$-	$1,067,595	$(721,976)	$(847,156)
BlackStar Financial Inc.	Common Control	Shared Services	$89,879	$74,660	$67,315	$74,407
BlackStar Industrial Properties LLC	Common Control	Facility Rent and Advances	$-	$-	$2,638,153	$2,638,153
GF Invesco, Inc.	Managed by Directors and officers of Gold Flora LLC	Interest Payments	$112,960	$110,745	$292,349	$525,302
GF Investco 2, Inc.	Managed by Directors and officers of Gold Flora LLC	Interest Payments	$188,410	$186,340	$(2,882)	$374,374
GF 5630 Partners LLC	Managed by Directors and officers of Gold Flora LLC	Facility Rent	$240,382	$237,730	$337,994	$187,455
Gold Flora Capital LLC	Common Control	Interest Income	$4,449	$4,340	$24,649	$15,800
MasterCraft Homes Group LLC	Common Control	Shared Services	$2,256	$12,615	$24,700	$24,700

		Total	$776,756	$1,694,025	$2,666,712	$2,993,035

- 18 -

Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

11.	RELATED PARTIES (Continued)

In addition, to the above transactions, the Company entered into a promissory note with Skyfall Partners, LLC, an entity majority owned by a member of the Company, dated December 31, 2020, which matured on December 22, 2021 and bears interest at an interest rate of 10% with principal and unpaid interest due at maturity. The balance of the note payable at June 30, 2023 and December 31, 2022 was $425,000 and $425,000, respectively. The note was amended to extend the maturity date to April 2023. The Company is currently in negotiations to extend the maturity date. Amounts due to Skyfall Partners, LLC is included as a component of due to related parties in the accompanying condensed consolidated balance sheets.

In addition, to the above transactions, the Company entered into a promissory note with BlackStar Capital Partners, LLC, an entity majority owned by a member of the Company, dated December 15, 2021, which matured on June 14, 2023 and bears interest at an interest rate of 10% with principal and unpaid interest due at maturity. The Company is currently in negotiations to extend the maturity date. The balance of the note payable at June 30, 2023 and December 31, 2022 was $1,580,000 and $1,580,000, respectively. Amounts due to Black Star Capital Partners, LLC is included as a component of due to related parties in the accompanying condensed consolidated balance sheets.

12.	COMMITMENTS AND CONTINGENCIES

Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amounts are recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value when the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

Contingent consideration is measured upon acquisition and is estimated using probability weighting of potential payouts. Subsequent changes in the estimated contingent consideration from the final purchase price allocation are recognized in the Company’s condensed consolidated statements of operations.

Commitments

In June 2023, the Company and the sellers of Airfield informally discussed amending the acquisition agreement for Airfield as it relates to the earn-out. As a result of the informal discussions, on July 5, 2023, the Company amended the acquisition agreement with the sellers of Airfield whereby the parties agreed to an earn-out amount to be paid as follows: $2,000,000 is to be paid out in cash, of which $1,000,000 was paid on July 14, 2023 and another $1,000,000 is to be paid on or before August 14, 2023. Another payment through the issuance of 720,000 Class C units of the Company’s equity, which converted into shares of GFC on July 7, 2023, the fair value of which was approximately $175,000. The last payment of $2,200,000 is to be paid via a promissory note, which is due one year after entering into this amendment. As management determined that this subsequent event provided evidence about conditions that existed as of June 30, 2023, the Company recorded an increase in the change in fair value of an earnout liability in the accompanying condensed consolidated statement of operations and the liability was recorded as a component of accounts payable and accrued expenses and security deposits and other long term liabilities in the accompanying condensed consolidated balance sheet as of June 30, 2023.

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations in that specific state or local jurisdiction. While management of the Company believes that the Company is in compliance with applicable local and state regulations at December 31, 2021, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

The Company has a loyalty program whereby customers accumulate points through purchases, and the earned points can be used to reduce the price of future purchases. The points do not expire and are recorded as a component of accounts payable and accrued liabilities on the accompanying condensed consolidated balance sheets for amounts customers have earned but have not yet used.

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Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

12.	COMMITMENTS AND CONTINGENCIES (Continued)

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At June 30, 2023, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

13.	PROVISION FOR INCOME TAXES

The following table summarizes the Company’s income tax expense and effective tax rates for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net Loss Before Income Taxes	(13,357,082)	(7,416,419)	(21,932,601)	(15,940,686)
Income Taxes	(749,160)	(1,072,709)	(1,513,994)	(2,011,197)
Effective Tax Rate	5.6%	14.5%	6.9%	12.6%

For the six months ended June 30, 2023 and 2022, the Company calculated its provision by applying the discrete method due to the inability to rely on forecasts. The Company believes the discrete method to calculate the interim tax provision is more appropriate.

Due to its cannabis operations, the Company is subject to the limitations of Internal Revenue Code (“IRC”) Section 280E. Under IRC Section 280E, the Company is only allowed to deduct expenses directly related to sales of its cannabis products. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E for the Company’s expenses related to its plant-touching cannabis operations.

The effective tax rate for the six months ended June 30, 2023 varies from the six months ended June 30, 2022 primarily due to the change in nondeductible expenses under IRC Section 280E as a proportion of pre-tax loss during the period. The Company incurs expenses that are not deductible due to IRC Section 280E limitations which results in significant permanent book-to-tax differences that may not necessarily correlate with pre-tax income or loss.

The Company files income tax returns in the US and various state jurisdictions and is subject to examination of its income tax returns by tax authorities in these jurisdictions who may challenge any item on these returns. The corporate statute of limitations for these jurisdictions remains open for the 2019 tax year to the present.

14.	SEGMENT REPORTING

The Company operates in three segments: wholesale, retail, and management. The below table presents financial information by type as of June 30, 2023 and December 31, 2022 and for the three and six months ended June 30, 2023 and 2022:

	June 30, 2023	December 31, 2022
Total Assets
Wholesale	$40,453,178	$34,027,773
Retail	42,786,150	33,139,253
Management	205,977,065	191,528,246
Less: Intercompany	(129,579,897)	(96,769,508)
Total Assets	$159,636,496	$161,925,764

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues, net
Wholesale	$2,686,193	$2,226,202	$5,763,771	$4,033,314
Retail	12,270,672	14,515,862	24,844,759	29,022,040
Total Revenues	$14,956,865	$16,742,064	$30,608,530	$33,055,354

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Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

14.	SEGMENT REPORTING (Continued)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Depreciation and Amortization Expense
Wholesale	$1,345,467	$254,576	$2,128,978	$1,195,531
Retail	440,202	401,853	938,341	761,366
Management	829,162	1,393,801	1,664,776	1,976,686

Total Depreciation and Amortization	$2,614,831	$2,050,230	$4,732,095	$3,933,583

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Interest Expense
Wholesale	$192,747	$24,307	$388,382	$1,074,476
Retail	213,362	102,248	388,104	202,562
Management	4,430,083	4,751,102	8,764,832	8,182,966

Total Interest Expense	$4,836,192	$4,877,657	$9,541,318	$9,460,004

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Income Tax Expense
Retail	$749,160	$1,072,709	$1,513,994	$2,011,197

Total Income Tax Expense	$749,160	$1,072,709	$1,513,994	$2,011,197

15.	SUBSEQUENT EVENTS

On July, 6, 2023, prior to the reverse merger with TPCO Holding Corp., the Company entered into a debt modification with certain convertible debt holders, representing approximately $20,168,000 in convertible debt. As consideration for the debt modification, the Company issued 2,500,000 Class C member units to these convertible debt holders. Management determined the debt modification was considered an extinguishment of debt and recorded a loss on extinguishment of debt in the amount of approximately $3,854,000. The modified convertible debt bear interest at 8 percent per annum, unsecured, matures on December 31, 2025 and convertible at the option of the debt holders at $0.7549 per GFC common shares. The mandatory conversion feature, that was previously contained in the agreements, were removed and replaced with the Company’s optional conversion feature in the event the Company’s common stock exceeds a 20-day VWAP of $1.0175. In the event the 20-day VWAP price is met, the Company may elect to have the holders of the convertible debt convert at a price of $0.7549.

On July 7, 2023, the Company completed a reverse merger with TPCO Holding Corp. for the purpose of expanding its retail footprint and to obtain synergies between the two companies. In connection with the transaction, the Company was deemed to be the accounting acquirer and TPCO Holding Corp. was the legal acquirer, and for the purpose of facilitating the merger, a new entity, GFC, was formed. Pursuant to the reverse merger, TPCO Holding Corp., Stately Capital Corporation and GFC, amalgamated pursuant to a court-approved plan of arrangement under the Business Corporations Act (British Columbia) and pursuant to the plan of arrangement continued from British Columbia into the State of Delaware as GFC, and GFC acquired all of the issued and outstanding membership units of the Company by way of a merger pursuant to the terms and conditions of an agreement and plan of merger as well as all of the outstanding shares of Blocker and Blocker2 by way of mergers pursuant to the terms and conditions of separate agreements and plan of merger Under the terms of the reverse merger, the former holders of common shares of TPCO Holding Corp. now own approximately 46%, and the former holders of membership units of the Company now own approximately 54%, of the outstanding common equity of GFC. In addition, the former members of the Company also obtained control of GFC’s board of directors. As a result, the Company was considered to be the accounting acquirer. Shares of GFC will trade on the NEO Exchange under the ticker symbol “GRAM”. Transaction costs incurred associated with this merger is approximately $1,800,000.

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Gold Flora, LLC Notes to Condensed Consolidated Financial Statements (Unaudited)

15.	SUBSEQUENT EVENTS (Continued)

The preliminary allocation of assets and liabilities are as follows and subject to change upon finalization:

July 7, 2023

Fair Value of Equity Issued and Replacement Equity Awards	$21,318,268
Cash Consideration - Cash payout of dissenting TPCO Holding Corp. Shareholders	3,047,205
Settlement of Pre-Existing Relationships - Working Capital Loan	(5,125,114)

Total Consideration	$19,240,359

Net Assets Acquired (Liabilities Assumed)

Cash	$60,544,072
Accounts Receivable, Net	1,114,729
Inventory	6,666,346
Prepaid Expenses and Other Current Assets	2,127,082
Assets Held for Sale	997,416
Investments	1,312,846
Indemnification Assets	3,194,295
Security Deposits	1,307,509
Promissory Note Receivable	329,541
Property and Equipment	13,618,281
Right-of-Use Assets - Operating	13,410,038
Right-of-Use Assets - Finance	8,101,130
Intangible Assets	53,977,000
Accounts Payable and Accrued Liabilities	(26,109,146)
Deferred Tax Liability	(12,572,102)
Liabilities Held for Sale	(389,416)
Consideration Payable	(4,988,833)
Operating Lease Liabilities	(17,291,579)
Finance Lease Liabilities	(15,229,768)

Total Identifiable Net Assets	90,119,441
Gain on Bargain Purchase Price	(70,879,081)

Total Purchase Price	$19,240,359

The estimated cash amount to be paid to the dissenting TPCO Holding Corp. shareholders was calculated based on the TPCO closing share price of $0.17696 on June 14, 2023 (being the last trading date prior to the date of the TPCO shareholders meeting held to authorize the arrangement involving TPCO and Gold Flora). Certain of the dissenting TPCO shareholders have asserted that the fair value of their shares is higher than the trading price, at least US$0.9847 per share. However, the ultimate amount required to be paid by Gold Flora is subject to determination by the Supreme Court of British Columbia.

The resulting preliminary bargain purchase price is a result of the net asset value acquired as compared to the fair value of the total consideration issued.

As a result of the reverse merger with TPCO Holding Corp., subsequent to June 30, 2023, $28,328,000 in principal balances of the convertible notes automatically converted into equity of GFC.

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